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                                                                  EXHIBIT 10.106


                 DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
                                   277 Park Avenue
                              New York, New York  10172


                       CONSENT SOLICITATION ADVISORY AGREEMENT


                                   October 7, 1997


PRIVATE AND CONFIDENTIAL

American Skiing Company
Sunday River Access Road
Bethel, Maine 04217

Attention: Christopher E. Howard, Esq.

Ladies and Gentlemen:

    The Company (as defined) hereby retains Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to render financial advisory services to the Company on the terms and subject to the conditions set forth herein in connection with the proposed solicitation (the "Consent Solicitation") of consents, waivers or authorizations ("Consents") from holders ("Holders") of 12% Senior Subordinated Notes due 2006 (the "Securities") of ASC East ("ASC East") to a proposed amendment (the "Proposed Amendment") to the indenture (the "Indenture") relating to the Securities. The documents and related information provided to Holders by the Company relating to the Consent Solicitation (including the Proposed Amendment), and each amendment or supplement thereto, are hereinafter collectively referred to as the "Consent Solicitation Documents."

         1. RETENTION. The Company hereby retains DLJ, and DLJ agrees to act, as sole financial advisor and solicitation agent to the Company, in connection with the Consent Solicitation and the other matters referred to herein. DLJ will:

    (a) advise the Company with respect to the terms and timing of the Consent Solicitation;

    (b) assist the Company in preparing the required Consent Solicitation Documents (to the extent such documents relate to the terms of the Consent Solicitation);

    (c) advise the officers and employees of the Company with regard to the procedures to be used in connection with the Consent Solicitation; and

    (d) use its reasonable best efforts to assist the Company in soliciting Consents to the Proposed Amendment from the Holders.

    In connection with any solicitations of Consents from Holders, DLJ will solicit such Consents only pursuant to the Consent Solicitation Documents and will not make any statement or representation

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                                                                               2

regarding the Company or the Proposed Amendment that is not set forth in the Consent Solicitation Documents.

    2. COMPENSATION. In consideration of the obligations of DLJ as exclusive financial advisor and solicitation agent hereunder, the character and sufficiency of which the Company hereby acknowledges, the Company agrees to pay DLJ a cash fee equal to .25% of the aggregate principal amount of the Securities whose Holders Consent to the Proposed Amendment to the Indenture (the "Solicitation Fee"). The Solicitation Fee shall be payable in cash upon execution and delivery by the trustee under the Indenture (the "Trustee") of a supplemental indenture (the "Supplemental Indenture") evidencing the Proposed Amendment. In addition, the Company agrees to pay to DLJ, promptly as billed, all reasonable out-of-pocket expenses incurred by DLJ in connection with the performance of its services hereunder including, without limitation, all reasonable fees and expenses of counsel to DLJ in connection with the transactions contemplated hereby.

    3. USE OF NAME. The Company agrees that any reference to DLJ in any Consent Solicitation Document or any other release or communication, is subject to DLJ's prior written approval. If DLJ resigns prior to the dissemination of any Consent Solicitation Document or any other release or communication, no reference shall be made therein to DLJ.

    4. CONFIDENTIALITY. Any financial advice rendered by DLJ pursuant to this Agreement (as defined) may not be disclosed publicly (unless required by law) in any manner without DLJ's prior written approval and will be treated as confidential. The Company will provide DLJ with all financial and other information reasonably requested by DLJ for the purpose of rendering its services pursuant to this Agreement. All non-public information given to DLJ by the Company will be treated by DLJ as confidential (except as required by law). DLJ may rely, without independent verification, on the accuracy and completeness of all information furnished to DLJ by the Company, including the Consent Solicitation Documents. This Agreement and its contents will be treated by the Company as confidential (except as required by law).

    5. INDEMNIFICATION. The Company agrees to the indemnification and other obligations set forth in Schedule I attached hereto which Schedule I is incorporated in this letter agreement and made a part hereof. All references herein to the "Agreement" shall be to this letter agreement together with
Schedule I attached hereto.

    6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to DLJ that at the commencement, and throughout the continuance, of the Consent Solicitation:

    (a) None of the Consent Solicitation Documents will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    (b) Each of the Consent Solicitation Documents will comply in all material respects with all applicable laws and any applicable rules and regulations of the Securities and Exchange Commission, and of any other governmental or regulatory authority or body, including applicable "blue sky" or similar securities laws or statutes, and no consent or approval of, or filing with, any governmental or regulatory authority or body (including, without limitation, under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934,

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                                                                              3

as amended, or the Trust Indenture Act of 1939, as amended (the "TIA")) is required in connection with the commencement or consummation of the Consent Solicitation other than those consents or approvals that have been made prior to, or within the permitted filing period following, the commencement or consummation, as the case may be, of the Consent Solicitation.

    (c) The Supplemental Indenture evidencing the Proposed Amendment will, prior to its execution, have been duly authorized by ASC East and consented to by the Holders of not less than a majority in principal amount of the Securities outstanding pursuant to the provisions of the Indenture, and, upon execution and delivery thereof by ASC East and the Trustee at the consummation of the Consent Solicitation, such Indenture, as amended by the Supplemental Indenture, and the Securities (as so amended) will be the legal, valid and binding obligations of ASC East, enforceable against ASC East in accordance with their respective terms.

    (d) The Consents, the Consent Solicitation and the Supplemental Indenture will comply with the Indenture and, upon execution and delivery of the Supplemental Indenture by ASC East and the Trustee, the Indenture (as modified by the Proposed Amendment) will comply in all material respects with the TIA.

    (e) The Proposed Amendment will conform in all material respects to the description thereof in the Consent Solicitation Documents.

    (f) The Consent Solicitation will not, and the execution of the Supplemental Indenture at the time of such execution and the consummation of all other transactions contemplated by the Consent Solicitation Documents at the time of such consummation will not, (i) result in a violation of any provision of the charter or bylaws of the Company or (ii) result in a breach of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, any bond, note, debenture or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, which breaches, defaults or accelerations, individually or in the aggregate, would have a material adverse effect on the Company or violate any statute, or any rule, regulation or order of any court or governmental agency or authority entered in any proceeding to which the Company is a party or by which the Company or any of its properties is bound.

    (g) This Agreement has been duly authorized and validly executed and delivered by American Skiing Company and ASC East and constitutes a legal, valid and binding agreement of American Skiing Company and ASC East, enforceable against American Skiing Company and ASC East in accordance with its terms.

    7. OPINION OF COUNSEL. As promptly as practicable after first mailing of any Consent Solicitation Document to any Holder, and in no event later than the time of execution of the Supplemental Indenture, counsel to the Company shall deliver to DLJ an opinion or opinions reasonably satisfactory to DLJ and its counsel substantially to the effect that (a) this Agreement has been duly authorized, executed and delivered by American Skiing Company and ASC East and constitutes a legal, valid and binding agreement of American Skiing Company and ASC East, enforceable against American Skiing Company and ASC East in accordance with its terms (subject to usual and customary qualifications); (b) the consummation of the Consent Solicitation and the execution of the Supplemental Indenture on

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                                                                              4

the part of ASC East will not violate federal or state securities laws or any rules and regulations of the Securities and Exchange Commission applicable to the Company; (c) no consent or approval of, or filing with, any federal governmental or regulatory authority or body is required on the part of the Company in connection with the Consent Solicitation, other than those consents or approvals that have been obtained or any filings that have been made prior to commencement of the Consent Solicitation; (d) the consummation of the transactions contemplated by the Consent Solicitation Documents will not result in a violation of any provision of the charter or bylaws of the Company, or, to the best of such counsel's knowledge, any statute or any rule, regulation or order of any court or governmental agency or authority entered in any proceeding to which the Company was or is a party or by which the Company is bound or result in a breach of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under any material bond, note, debenture or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound; (e) the Supplemental Indenture has been duly authorized by ASC East and, when executed and delivered by ASC East as contemplated by the Consent Solicitation Documents, will constitute the legal, valid and binding obligation of ASC East, enforceable against it in accordance with its terms (subject to usual and customary qualifications); and (f) the Indenture, as modified by the Proposed Amendment, will comply as to form with all requirements of the TIA.

    8. SURVIVAL OF CERTAIN PROVISIONS. The agreements contained in Sections 3, 4 and 5 of this Agreement, the provisions of this Agreement relating to the payment of fees and expenses in Section 2 and Section 15, the representations and warranties of the Company contained in Section 6 of this Agreement and the indemnification and other obligations set forth in Schedule I of this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of DLJ, or by or on behalf of any other Indemnified Person (as defined), (b) consummation of the Consent Solicitation or
(c) any termination of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, heirs and personal representatives of the Company, DLJ, the other Indemnified Persons and any such successors, heirs and personal representatives.

    9. CONSTRUCTION AND JURISDICTION. This Agreement incorporates the entire understanding of the parties and (except as otherwise provided herein) supersedes all previous agreements, and shall be governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed in such State without regard to principles of conflicts of laws. The Company and DLJ each irrevocably and unconditionally submits to the jurisdiction of any State or Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement. The Company and DLJ each hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to the Company shall be effective service of process for any action, suit or proceeding brought in any such court. The Company and DLJ each irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company and DLJ each agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject by suit upon such judgment.

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                                                                              5

    10. SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

    12. AMENDMENT AND ASSIGNMENT. Amendments or modifications to this Agreement shall be made only in writing, duly executed by American Skiing Company, ASC East and DLJ. None of American Skiing Company, ASC East and DLJ shall have the right to assign any of its rights under this Agreement and any such assignment shall be null and void.

    13. HEADINGS. The section headings in this Agreement have been inserted as a matter of convenience or reference and are not part of this Agreement.

    14. THIRD PARTY BENEFICIARIES. This Agreement has been made solely for and shall be binding upon and inure only to the benefit of American Skiing Company, ASC East, DLJ and the Indemnified Persons and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

    15. TERMINATION. This Agreement may be terminated by the Company or by DLJ at any time without liability or continuing obligations on the part of either party, other than as set forth in Section 8; PROVIDED, HOWEVER, that, unless this Agreement shall have been terminated by DLJ, the Company shall be obligated to pay DLJ the fees provided in Section 2 hereof if the Trustee executes and delivers the Supplemental Indenture at any time during the period commencing on the date hereof and ending on the date that is 12 months following the date of termination of this Agreement.

    Please note that DLJ is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of DLJ's trading and brokerage activities, DLJ or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or on the accounts of customers, in debt or equity securities of the Company or other entities that may be involved in the transactions contemplated hereby. We recognize our responsibility for compliance with Federal laws in connection with any such activities.

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    Please confirm that the foregoing terms correctly set forth our agreement by signing and returning to DLJ the duplicate copy of this Agreement enclosed herewith. Thereupon this Agreement shall constitute our binding agreement on the subject matter herein.

                                       Sincerely yours,

                                       DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION


                                       By: /s/ Thomas McGonagle
                                          ------------------------------------
                                                Name:  Thomas McGonagle
                                                Title: Managing Director


Confirmed and Agreed to as of
October 7, 1997.

AMERICAN SKIING COMPANY



By: /s/ Christopher E. Howard
   ------------------------------------
    Name:  Christopher E. Howard
    Title: Chief Administrative Officer


ASC EAST

By:
   ------------------------------------
    Name:
    Title:

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                                                                              7

                                      SCHEDULE 1

    This Schedule I is a part of and is incorporated into that certain letter agreement (which letter agreement is collectively referred to herein with this Schedule I as the "Agreement"), dated October 7, 1997 by and among American Skiing Company and ASC East (which together with their subsidiaries and affiliates are hereinafter referred to collectively as the "Company") and DLJ.

    The Company agrees to indemnify and hold harmless DLJ, its affiliates and its parent and its affiliates, and the respective directors, officers, agents and employees of DLJ, its affiliates and its parent and its affiliates (DLJ and each such entity or person, an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, "Liabilities"), and will reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation or arbitration and whether or not any Indemnified Person is a party (collectively, "Actions"), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Consent Solicitation Documents or by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Consent Solicitation Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided that, in the case of clause (ii) only, the Company will not be responsible for any Liabilities or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from any Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights
under this Agreement.   In the event that it is determined in accordance with
the foregoing sentence that an Indemnified Person is not entitled to indemnity hereunder, DLJ shall promptly reimburse or shall cause such Indemnified Person to reimburse the Company for all amounts paid to or on behalf of any Indemnified Person under this Agreement.

    Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure to so notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent that the Company shall have been prejudiced by such failure. The Company shall have the right to assume the defense of any such Action including the employment of counsel reasonably satisfactory to DLJ. Any Indemnified Person shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company has failed promptly to

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                                                                              8

assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction in addition to any local counsel. The Company shall not be liable for any settlement of any Action affected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without prior written consent of DLJ, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action.

    In the event that the foregoing indemnity is unavailable to an Indemnified Person other than due to the gross negligence or willful misconduct of any Indemnified Person, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company and its shareholders, on the one hand, and to DLJ, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and DLJ, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by DLJ pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company and its shareholders, on the one hand, and to DLJ, on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or the Company's shareholders, as the case may be, in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to
(ii) the fees paid to DLJ under this Agreement.

    The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from (i) any Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services, or (ii) the material breach by DLJ of an express provision of this Agreement which was not cured by DLJ within 10 business days of DLJ having received written notice of such breach from the Company.

    The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and

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effect regardless of any termination of, or the completion of any Indemnified
Person's services under or in connection with, this Agreement.